Exhibit 99.1

Amplitude Announces Third Quarter 2022 Financial Results

•
Revenue of $61.6 million, up 35% year-over-year
•
Current Remaining Performance Obligations of $183.9 million, up 46% year-over-year

San Francisco, CA – November 2, 2022 – Amplitude, Inc. (Nasdaq: AMPL), a leading digital analytics platform, today announced financial results for its third quarter ended September 30, 2022.

"Amplitude helps companies build amazing products, drive growth, and win their categories,” said Spenser Skates, CEO and co-founder of Amplitude. “New business performance in the quarter was exceptional. It was our highest quarter for new land bookings in Amplitude’s history. Our market is early and growing, and I’m confident we’re making the right investments in product and go-to-market to win in the long-term.”

Third Quarter 2022 Financial Highlights:

(in millions, except per share and percentage amounts)

	Third Quarter 2022	Third Quarter 2021	Y/Y Change
Revenue	$61.6	$45.5	35%
Remaining Performance Obligations	$248.1	$152.0	63%
Current Remaining Performance Obligations	$183.9	$125.9	46%
GAAP Loss from Operations	$(24.2)	$(36.8)	$12.6
Non-GAAP Loss from Operations	$(4.9)	$(2.3)	$(2.6)
GAAP Net Loss Per Share	$(0.20)	$(0.93)	$0.73
Non-GAAP Net Loss Per Share	$(0.03)	$(0.05)	$0.02
Net Cash Used in Operating Activities	$(3.1)	$(15.1)	$12.0
Free Cash Flow	$(3.9)	$(15.8)	$11.9

Non-GAAP loss from operations and non-GAAP net loss per share exclude expenses related to stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, and non-recurring costs, such as costs related to the direct listing of our Class A common stock (the “Direct Listing”). Direct listing costs, which were $16.1 million in the third quarter of 2021, did not recur in the third quarter of 2022. Stock-based compensation expense and employer-related payroll taxes were $18.8 million in the third quarter of 2022 compared to $17.9 million in the third quarter of 2021. This increase was primarily driven by increases in employee headcount. Free cash flow is GAAP net cash used in operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information are contained in the tables below.

Third Quarter and Recent Business Highlights:

•
Number of paying customers grew 35% year-over-year to 1,913.
•
Dollar-based net retention rate was 123% as of September 30, 2022, compared to 121% as of September 30, 2021.
•
Amplitude hired Tifenn Dano Kwan as Chief Marketing Officer.
•
The G2 Fall 2022 Report ranked Amplitude as the #1 product analytics solution for the ninth quarter in a row, #1 in mobile analytics for the fourth quarter in a row, and #3 in digital analytics for the seventh quarter in a row.
•
Amplitude was identified as an Insights & Analytics category leader in Snowflake's inaugural “Modern Marketing Data Stack” report.

Financial Outlook:

The fourth quarter and full year 2022 outlook information provided below is based on Amplitude’s current estimates and is not a guarantee of future performance. These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Amplitude’s actual results to differ materially from these forward-looking statements.

For the fourth quarter and full year 2022, the Company expects:

	Fourth Quarter 2022	Full Year 2022
Revenue	$62.5 - $64.5 million	$235 - $237 million
Non-GAAP Operating Margin	(10%) - (11%)	(11%) - (12%)
Non-GAAP Net Loss Per Share	$(0.03) - $(0.04)	$(0.21) - $(0.22)
Weighted Average Shares Outstanding	113.3 million	111.6 million

An outlook for GAAP loss from operations, GAAP operating margin, GAAP net loss per share and a reconciliation of expected non-GAAP loss from operations to GAAP loss from operations, expected non-GAAP operating margin to GAAP operating margin, and expected non-GAAP net loss per share to GAAP net loss per share have not been provided as the quantification of certain items included in the calculation of GAAP loss from operations, GAAP operating margin, and GAAP net loss per share cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as the number and value of awards granted that are not currently ascertainable, and the non-GAAP adjustment for amortization of acquired intangible assets depends on the timing and value of intangible assets acquired that cannot be accurately forecasted.

Conference Call Information:

Amplitude will host a live video webcast to discuss its financial results for the third quarter ended September 30, 2022, as well as the financial outlook for its fourth quarter and full year 2022 today at 2:00 PM Pacific Time / 5:00 PM Eastern Time. Interested parties may access the webcast, earnings press release, and investor presentation on the events section of Amplitude’s investor relations website at investors.amplitude.com. A replay will be available in the same location a few hours after the conclusion of the live webcast.

Forward-Looking Statements:

This press release contains express and implied "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial outlook for the fourth quarter and full year 2022, the Company’s growth strategy and business aspirations and its market position and market opportunity. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not statements of historical fact, and are based on current expectations, estimates, and projections about the Company’s industry as well as certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. These statements are subject to numerous uncertainties and risks that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including risks related to: the Company’s limited operating history and rapid growth over the last several years, which makes it difficult to forecast the Company’s future results of operations; the Company’s history of losses; any decline in the Company’s customer retention or expansion of its commercial relationships with existing customers or an inability to attract new customers; expected fluctuations in the Company’s financial results, making it difficult to project future results; the Company’s focus on sales to larger organizations and potentially increased dependency on those relationships, which may increase the variability of the Company’s sales cycles and results of operations; downturns or upturns in new sales, which may not be immediately reflected in the Company’s results of operations and may be difficult to discern; unfavorable conditions in the Company’s industry or the global economy, or reductions in information technology spending, which could limit the Company’s ability to grow its business; the market for SaaS applications, which may develop more slowly than the Company expects or decline; the Company’s intellectual property rights, which may not protect its business or provide the Company with a competitive advantage; and evolving privacy and other data-related laws. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be included under the caption "Risk Factors" and elsewhere in the reports and other documents that the Company files with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and the Company’s Quarterly Report on Form 10-Q being filed at or around the date hereof. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures:

This press release includes financial information that has not been prepared in accordance with GAAP. The Company uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company’s ongoing operational performance. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in the Company’s industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. In addition, free cash flow does not reflect the Company’s future contractual commitments and the total increase or decrease of its cash balance for a given period.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Loss from Operations, Non-GAAP Operating Margin, Non-GAAP Net Loss, and Non-GAAP Net Loss per Share.

The Company defines these non-GAAP financial measures as their respective GAAP measures, excluding expenses related to stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, and non-recurring costs, such as costs related to the Direct Listing. The Company excludes stock-based compensation expense and related employer payroll taxes, which is a non-cash expense, from certain of its non-GAAP financial measures because it believes that excluding this item provides meaningful supplemental information regarding operational performance. The Company excludes amortization of intangible assets, which is a non-cash expense, related to business combinations from certain of its non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of the Company’s business. Although the Company excludes these expenses from certain non-GAAP financial measures, the revenue from acquired companies subsequent to the date of acquisition is reflected in these measures and the acquired intangible assets contribute to the Company’s revenue generation. The Company excludes non-recurring costs from certain of its non-GAAP financial measures because such expenses do not repeat period over period and are not reflective of the ongoing operation of the Company’s business.

The Company uses non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss, and non-GAAP net loss per share in conjunction with its traditional GAAP measures to evaluate the Company’s financial performance. The Company believes that these measures provide its management, board of directors, and investors consistency and comparability with its past financial performance and facilitates period-to-period comparisons of operations.

Free Cash Flow and Free Cash Flow Margin. The Company defines free cash flow as net cash used in operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. Free cash flow margin is calculated as free cash flow divided by total revenue. The Company believes that free cash flow and free cash flow margin are useful indicators of liquidity that provides its management, board of directors, and investors with information about its future ability to generate or use cash to enhance the strength of its balance sheet and further invest in its business and pursue potential strategic initiatives.

Definitions of Business Metrics:

Dollar-based net retention rate

The Company calculates dollar-based net retention rate as of a period end by starting with the Annual Recurring Revenue (“ARR”) from the cohort of all customers as of 12 months prior to such period-end (the “Prior Period ARR”). The Company then calculates the ARR from these same customers as of the current period-end (the “Current Period ARR”). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers as well as any overage charges in the current period. The Company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the point-in-time dollar-based net retention rate. The Company then calculates the weighted-average of the trailing 12-month point-in-time dollar-based net retention rates, to arrive at the dollar-based net retention rate.

The Company defines ARR as the annual recurring revenue of subscription agreements at a point in time based on the terms of customers’ contracts. ARR should be viewed independently of revenue, and does not represent the Company’s GAAP revenue on an annualized basis, as it is an operating metric that can be impacted by contract start and end dates and renewal rates. ARR is not intended to be a replacement for or forecast of revenue.

About Amplitude

Amplitude is a leading digital analytics platform. More than 1,900 customers, including Atlassian, Chick-fil-A, Marks & Spencer, NBCUniversal, Shopify, and Under Armour rely on Amplitude to gain self-service visibility into the entire customer journey. When teams understand how people are using their product, they can deliver better product experiences. With Amplitude, teams can understand what product features are working, where users are getting stuck, and what actions lead to the right outcomes. Nothing is more critical to driving revenue growth. Amplitude is the best-in-class analytics solution for product, data, and marketing teams, ranked #1 in multiple categories in G2’s 2022 Fall Report. Learn how to optimize your digital products and business at amplitude.com.

AMPLITUDE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$247,248	$307,445
Accounts receivable, net	31,384	20,444
Prepaid expenses and other current assets	19,909	19,116
Deferred commissions, current	10,526	8,112
Total current assets	309,067	355,117
Marketable securities, noncurrent	59,348	—
Property and equipment, net	8,773	4,832
Intangible assets, net	2,595	3,554
Goodwill	4,073	4,073
Restricted cash, noncurrent	852	850
Deferred commissions, noncurrent	25,747	20,573
Operating lease right-of-use assets	10,053	—
Other noncurrent assets	7,753	11,389
Total assets	$428,261	$400,388
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,493	$3,363
Accrued expenses	25,571	17,936
Deferred revenue	95,460	69,294
Total current liabilities	123,524	90,593
Operating lease liabilities, noncurrent	7,741	—
Noncurrent liabilities	1,960	3,247
Total liabilities	133,225	93,840
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	544,738	486,354
Accumulated other comprehensive loss	(580)	—
Accumulated deficit	(249,123)	(179,807)
Total stockholders’ equity	295,036	306,548
Total liabilities and stockholders’ equity	$428,261	$400,388

AMPLITUDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Revenue	$61,614	$45,473	$172,809	$117,837
Cost of revenue (1)	18,076	13,982	51,199	36,372
Gross profit	43,538	31,491	121,610	81,465
Operating expenses:
Research and development (1)	21,590	18,493	58,397	34,022
Sales and marketing (1)	32,528	22,199	94,793	59,009
General and administrative (1)	13,610	27,567	39,184	41,098
Total operating expenses	67,728	68,259	192,374	134,129
Loss from operations	(24,190)	(36,768)	(70,764)	(52,664)
Other income, net	1,442	123	1,821	143
Loss before provision for (benefit from) income taxes	(22,748)	(36,645)	(68,943)	(52,521)
Provision for (benefit from) income taxes	(204)	(86)	389	560
Net loss	$(22,544)	$(36,559)	$(69,332)	$(53,081)
Net loss per share
Basic and diluted	$(0.20)	$(0.93)	$(0.63)	$(1.64)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	112,016	39,301	110,876	32,362

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Cost of revenue	$1,793	$425	$4,385	$909
Research and development	7,486	7,390	19,153	9,454
Sales and marketing	5,029	2,312	11,474	4,001
General and administrative	4,184	4,412	11,819	5,773
Total stock-based compensation expense	$18,492	$14,539	$46,831	$20,137

AMPLITUDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(22,544)	$(36,559)	$(69,332)	$(53,081)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,316	873	3,226	2,210
Stock-based compensation expense	18,492	14,541	46,831	20,137
Other	(157)	250	(62)	663
Non-cash operating lease costs	969	—	2,758	—
Changes in operating assets and liabilities:
Accounts receivable	(3,347)	2,416	(10,890)	(5,389)
Prepaid expenses and other current assets	(1,131)	(6,843)	(793)	(11,931)
Deferred commissions	(2,693)	(1,154)	(7,588)	(6,671)
Other noncurrent assets	1,696	(835)	3,636	(3,526)
Accounts payable	1,418	(501)	(1,173)	(1,200)
Accrued expenses	6,855	2,319	8,923	7,546
Deferred revenue	(2,907)	10,407	26,166	30,633
Operating lease liabilities	(1,106)	—	(2,488)	—
Net cash used in operating activities	(3,139)	(15,086)	(786)	(20,609)
Cash flows from investing activities:
Purchase of marketable securities	(59,712)	—	(59,712)	—
Purchase of property and equipment	(487)	(302)	(3,012)	(957)
Capitalization of internal-use software costs	(260)	(394)	(1,523)	(1,125)
Cash paid for acquisitions, net of cash acquired	(394)	(1)	(394)	1,724
Net cash used in investing activities	(60,853)	(697)	(64,641)	(358)
Cash flows from financing activities:
Proceeds from issuance of redeemable convertible preferred stock, net	—	26,500	—	199,802
Proceeds from the exercise of stock options	1,044	10,623	6,209	16,634
Cash received for tax withholding obligations on equity award settlements	4,031	105,499	14,026	106,919
Cash paid for tax withholding obligations on equity award settlements	(3,856)	(100,136)	(14,988)	(101,556)
Repurchase of unvested stock options	(2)	(1)	(15)	(1)
Net cash provided by financing activities	1,217	42,485	5,232	221,798
Net increase in cash, cash equivalents, and restricted cash	(62,775)	26,702	(60,195)	200,831
Cash, cash equivalents, and restricted cash at beginning of the period	310,875	292,992	308,295	118,863
Cash, cash equivalents, and restricted cash at end of the period	$248,100	$319,694	$248,100	$319,694

AMPLITUDE, INC.

Reconciliation of GAAP to Non-GAAP Data

(In thousands, except percentages and per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of gross profit and gross margin
GAAP gross profit	$43,538	$31,491	$121,610	$81,465
Plus: stock-based compensation expense and related employer payroll taxes	1,793	426	4,384	909
Plus: amortization of acquired intangible assets	534	500	1,517	1,151
Non-GAAP gross profit	$45,865	$32,417	$127,511	$83,525
GAAP gross margin	70.7%	69.3%	70.4%	69.1%
Non-GAAP adjustments	3.7%	2.0%	3.4%	1.8%
Non-GAAP gross margin	74.4%	71.3%	73.8%	70.9%
Reconciliation of operating expenses
GAAP research and development	$21,590	$18,493	$58,397	$34,022
Less: stock-based compensation expense and related employer payroll taxes	(7,646)	(9,894)	(19,661)	(12,023)
Non-GAAP research and development	$13,944	$8,599	$38,736	$21,999
GAAP research and development as percentage of revenue	35.0%	40.7%	33.8%	28.9%
Non-GAAP research and development as percentage of revenue	22.6%	18.9%	22.4%	18.7%
GAAP sales and marketing	$32,528	$22,199	$94,793	$59,009
Less: stock-based compensation expense and related employer payroll taxes	(5,126)	(2,835)	(11,626)	(4,544)
Less: direct listing expenses	—	—	—	(13)
Non-GAAP sales and marketing	$27,402	$19,364	$83,167	$54,452
GAAP sales and marketing as percentage of revenue	52.8%	48.8%	54.9%	50.1%
Non-GAAP sales and marketing as percentage of revenue	44.5%	42.6%	48.1%	46.2%
GAAP general and administrative	$13,610	$27,567	$39,184	$41,098
Less: stock-based compensation expense and related employer payroll taxes	(4,228)	(4,776)	(11,988)	(6,169)
Less: direct listing expenses	—	(16,052)	—	(18,178)
Non-GAAP general and administrative	$9,382	$6,739	$27,196	$16,751
GAAP general and administrative as percentage of revenue	22.1%	60.6%	22.7%	34.9%
Non-GAAP general and administrative as percentage of revenue	15.2%	14.8%	15.7%	14.2%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(24,190)	$(36,768)	$(70,764)	$(52,664)
Plus: stock-based compensation expense and related employer payroll taxes	18,793	17,931	47,659	23,645
Plus: amortization of acquired intangible assets	534	500	1,517	1,151
Plus: direct listing expenses	—	16,052	—	18,191
Non-GAAP loss from operations	$(4,863)	$(2,285)	$(21,588)	$(9,677)
GAAP operating margin	(39.3%)	(80.9%)	(40.9%)	(44.7%)
Non-GAAP adjustments	31.4%	75.8%	28.5%	36.5%
Non-GAAP operating margin	(7.9%)	(5.0%)	(12.5%)	(8.2%)
Reconciliation of net loss
GAAP net loss	$(22,544)	$(36,559)	$(69,332)	$(53,081)
Plus: stock-based compensation expense and related employer payroll taxes	18,793	17,931	47,659	23,645
Plus: amortization of acquired intangible assets	534	500	1,517	1,151
Plus: direct listing expenses	—	16,052	—	18,191
Non-GAAP net loss	$(3,217)	$(2,076)	$(20,156)	$(10,094)
Reconciliation of net loss per share
GAAP net loss per share, basic and diluted	$(0.20)	$(0.93)	$(0.63)	$(1.64)
Non-GAAP adjustments to net loss	0.17	0.88	0.44	1.33
Non-GAAP net loss per share, basic and diluted	$(0.03)	$(0.05)	$(0.19)	$(0.31)
Weighted-average shares used in GAAP and non-GAAP per share calculation, basic and diluted	112,016	39,301	110,876	32,362
Note: Certain figures may not sum due to rounding

Note: Certain figures may not sum due to rounding

AMPLITUDE, INC.

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(In thousands, except for percentages)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net cash used in operating activities	$(3,139)	$(15,086)	$(786)	$(20,609)
Less:
Purchases of property and equipment	(487)	(302)	(3,012)	(957)
Capitalization of internal-use software costs	(260)	(394)	(1,523)	(1,125)
Free cash flow	$(3,886)	$(15,782)	$(5,321)	$(22,691)
Net cash used in operating activities margin	(5.1%)	(33.2%)	(0.5%)	(17.5%)
Non-GAAP adjustments	(1.2%)	(1.5%)	(2.6%)	(1.8%)
Free cash flow margin	(6.3%)	(34.7%)	(3.1%)	(19.3%)

Note: Certain figures may not sum due to rounding

Contacts

Investor Relations

Yaoxian Chew

ir@amplitude.com

Communications

Darah Easton

press@amplitude.com